                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Network Six Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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
                                PRELIMINARY COPY

          SUBJECT TO REVIEW BY THE SECURITIES AND EXCHANGE COMMISSION

           CERTAIN INFORMATION INCLUDED HEREIN IS PRESENTED AS IT IS EXPECTED TO EXIST WHEN THE DEFINITIVE PROXY STATEMENT IS MAILED

                                   April 14, 2000

Dear Stockholder:

    The annual meeting of the stockholders of Network Six, Inc., will be held on Wednesday, May 24, 2000 at 3:00 p.m. at the Radisson Airport Hotel, 2081 Post Road, Warwick, Rhode Island, 02886.

    Please sign and return the enclosed proxy at your earliest convenience indicating on the bottom of the proxy if you plan to attend the meeting in person.

    The following material is enclosed for your review and action:

       - Notice of the Annual Meeting

       - Proxy

       - Return Envelope

       - Chairman's Letter to Stockholders

       - Annual Report (Securities and Exchange Form 10-K)

    We hope to see you at the annual meeting. Thank you for your support of Network Six, Inc.

                                          Sincerely,
                                          Kenneth C. Kirsch
                                          Chairman, President and Chief
                                          Executive Officer

                                PRELIMINARY COPY

          SUBJECT TO REVIEW BY THE SECURITIES AND EXCHANGE COMMISSION

           CERTAIN INFORMATION INCLUDED HEREIN IS PRESENTED AS IT IS EXPECTED TO EXIST WHEN THE DEFINITIVE PROXY STATEMENT IS MAILED

                               NETWORK SIX, INC.
                               475 KILVERT STREET
                               WARWICK, RI 02886
                                 (401) 732-9000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("the Meeting") of Network Six, Inc., (the "Company"), will be held at 3:00 p.m. local time on May 24, 2000, at the Radisson Airport Hotel, 2081 Post Road, Warwick, Rhode Island, for the following purposes:

    1. To elect the following Directors of the Company: Kenneth C. Kirsch; Donna J. Guido; Henry N. Huta; and Edward J. Braks.

    2. To amend the Company's Articles of Incorporation to change the name of the Corporation to such name as the Board of Directors deems appropriate.

    3. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on April 3, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

    The accompanying Proxy Statement contains information regarding matters to be considered at the Meeting. For the reasons outlined therein, the Board of Directors recommends a vote "FOR" the matters being voted upon.

    YOUR PROXY IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED.

                                          By Order of the Board of Directors,
                                          Kenneth C. Kirsch
                                          Chairman, President and Chief
                                          Executive Officer

Warwick, Rhode Island
April 14, 2000

                                PRELIMINARY COPY

          SUBJECT TO REVIEW BY THE SECURITIES AND EXCHANGE COMMISSION

    CERTAIN INFORMATION INCLUDED HEREIN IS PRESENTED AS IT IS
EXPECTED TO EXIST WHEN THE DEFINITIVE PROXY STATEMENT IS MAILED

                               NETWORK SIX, INC.

                                PROXY STATEMENT
                                    FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

    This Proxy Statement is furnished to the holders of the Common Stock and the holder of the Series A Convertible Preferred Stock ("Convertible Preferred Stock") of Network Six, Inc., (the "Company"), in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Stockholders to be held on May 24, 2000, and any adjournments or postponement thereof (the "Meeting").

    The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made the proxies will be voted:

    1. To elect the following Directors of the Company: Kenneth C. Kirsch; Donna J. Guido; Henry N. Huta; and Edward J. Braks.

    2. To amend the Company's Articles of Incorporation to change the name of the Corporation to such name as the Board of Directors deems appropriate.

    3. To consider and act upon any other matters which may properly come before the Meeting or any adjournment thereof.

    Only the holders of Common Stock and Convertible Preferred Stock of record at the close of business on April 3, 2000 will be entitled to vote at the Meeting. On March 31, 2000, 796,184 shares of Common Stock and 714,285.71 shares of Convertible Preferred Stock were outstanding. The Preferred Stock converts four shares into one share of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting. Holders of shares of Preferred Stock are entitled to one vote for every four shares held by them on each matter to be voted upon at the Meeting. A majority of shares entitled to vote is required to be represented at the Meeting to constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and subject the Company to additional expense. It is the Company's policy to count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting and to disregard abstentions and broker non-votes in determining results on proposals requiring a majority vote.

    The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, or by telephone, facsimile transmission or other means of communication. The Company will request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

    The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 14, 2000.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The first proposal for stockholder consideration is election of the nominees shown below as Directors of Network Six, Inc. to serve until the next annual meeting of the Company.

    The four nominees are elected by the affirmative vote of a majority of the Common Stock entitled to vote thereon, represented by person or proxy, at the Annual Meeting when a quorum is present. The holders of the Convertible Preferred Stock are entitled to vote as a class for the election of two additional Directors. The holders of Convertible Preferred Stock have elected Owen S. Crihfield and Thomas J. Berardino to the Board of Directors.

    Each of the nominees for Director is presently a Director of the Company. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES

    The following sets forth, as of the date hereof, information concerning the four nominees for election as Directors of the Company.

    KENNETH C. KIRSCH. Mr. Kirsch, 46, has been a Director since December 1995 when he was named President of the Company. Mr. Kirsch was appointed Chief Executive Officer on April 3, 1996 and was elected Chairman in January 1996 by the Board of Directors. From August 1995 until December 1995, he served as Vice President of Sales and Marketing for the Company. From February 1994 until August 1995, Mr. Kirsch was Vice Chairman and Chief Operating Officer of VideoBridge International Corp., a videoconferencing services company. From
May 1983 until February 1994, Mr. Kirsch held a number of senior management positions at GTECH Corporation, a leading supplier of on-line lottery systems to state and federal governments worldwide.

    DONNA J. GUIDO. Ms. Guido, 44, was appointed to the Board in March 2000. Ms. Guido joined the Company in 1986 and has been in her current position for four years as Vice President of Information Systems. She has overseen many system development projects for both private and public sector clients. Prior to working at Network Six, Ms. Guido worked at Blue Cross of Rhode Island.

    HENRY N. HUTA. Mr. Huta, 52, was appointed to the Board in March 2000. Mr. Huta, a Certified Public Accountant, is President of BIW Tamaqua Cables, a member of Draka Holdings, NV, a public company on the Netherlands Stock Exchange. He has a diverse international business career including assignments as President of BTR Thermal Sensors and Controls, President and CEO of Wahlco

Environmental and Group Vice President at Ducommum, Inc. Mr. Huta also serves on the Advisory Committee of Hamilton Technology Investors, a San Diego, CA, based venture capital fund.

    EDWARD J. BRAKS. Mr. Braks, 57, was appointed to the Board in March 2000. Mr. Braks, a Certified Public Accountant, is Chief Financial Officer and Chair of the Management Committee of Paul Arpin Van Lines, a privately-held company based in West Warwick, Rhode Island, where he has worked since 1995. From 1990 until 1994, Mr. Braks was Executive Vice President and Chief Financial Officer for Old Stone Corporation and Old Stone Bank. From 1964 until 1990 (except for two years of service in the U.S. Army), he was a Partner with Deloitte and Touche's Accounting and Auditing Division based in New York City.

CERTAIN BOARD INFORMATION

    Since last year's annual meeting of stockholders on May 19, 1999, the Board of Directors has held four meetings. All Directors attended all such meetings or approved all the actions of the Board of Directors. All Directors attended all meetings of Board committees of which they were members.

    The Board of Directors has two committees: (i) the Audit Committee; and
(ii) the Compensation and Option Committee.

    The Audit Committee is authorized by the Board to review, with the Company's independent public accountants, the annual financial statements of the Company prior to publication; to review the work of, and approve non-audit services performed by, such independent accountants; and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Company. Through December 1999, its members were Messrs. Cote and Supron. Effective January 10, 2000, the Audit Committee members were Messrs. Supron, Cote and Wallace. The above Audit Committee held a meeting in February 2000 to review the Company's 1999 financial statements and to consider other financial and accounting matters. The Audit Committee also held one meeting in early 1999 to review the 1998 financial statements. On March 14, 2000, Messrs. Supron, Cote and Wallace resigned from the Board of Directors. Effective March 24, 2000, Messrs. Henry N. Huta and Edward J. Braks were appointed to the Audit Committee. Messrs. Huta and Braks attended one meeting in March 2000 to review the Company's 1999 financial statements and to consider other financial and accounting matters.

    The Compensation and Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all executive officers of the Company. Its members through November 1999, consisted of Mr. Supron and
Mr. Cote. On November 16, 1999, Mr. Supron resigned from the Compensation and Option Committee and Mr. Wallace was appointed to the Compensation and Option Committee. It held four meetings since last year's Annual Meeting of Stockholders. Its current members are Messrs. Huta and Braks. The current Compensation and Option Committee has not met as of the date of this filing.

    The Board has no nominating committee, as the Board as a whole reviews qualifications and recommends to the stockholders the election of Directors of the Company.

AUDIT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT") THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION AND OPTION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                REPORT OF THE COMPENSATION AND OPTION COMMITTEE

    The Board of Directors established the Compensation and Option Committee on October 13, 1993 and gave the Committee final decision-making authority with respect to stock options on March 23, 1994.

    The principal duties of the Compensation and Option Committee are to:
(i) establish the executive compensation policies of the Company; (ii) oversee the design and administration of executive officer compensation programs;
(iii) approve specific compensation decisions with respect to executive officers; and (iv)administer stock option programs. The Compensation and Option Committee offers the following report concerning compensation.

    GUIDING PRINCIPLES. The Company applies a consistent philosophy to compensation for all employees, including senior management. In all cases, the Company is committed to maximizing stockholder value and as part of that commitment seeks to align the financial interests of all its employees with those of its stockholders. The Company provides executive compensation that is designed to attract and retain highly qualified and seasoned executive officers from the systems integration industry. To ensure that compensation is competitive, the Company compares its pay practices with those of comparable companies. The Compensation and Option Committee administers an executive compensation program that has been crafted in accordance with these guiding principles. It consists of two elements: annual compensation and long-term stock compensation.

    ANNUAL COMPENSATION. Total annual compensation is comprised of two parts: base salary and annual incentive bonus. Both parts are targeted to provide compensation equivalent to that provided by similar companies. Total compensation also reflects the executive's experience, sustained performance and corporate or operating unit performance. Annual incentive bonuses increase or decrease both with Company and individual performance and with the achievement of annual financial and strategic goals established by the Company.

    LONG-TERM STOCK COMPENSATION. The Company's long-term stock compensation includes stock option programs and stock purchase plans. These programs provide for the retention of key employees as well as the alignment of employees' and stockholders' financial interests since a substantial portion of potential compensation is realized only through increases in stock price.

    CEO COMPENSATION. Generally, the Company compensates its Chief Executive Officer in accordance with the same guiding principles applied to its compensation of other executive officers and employees. For 1999, the Company paid Kenneth C. Kirsch, the Company's Chief Executive Officer, a base salary of $177,500, and an incentive cash bonus of $105,390. In 1998, as part of Mr. Kirsch's 1997 incentive compensation, the Board of Directors gave
Mr. Kirsch the choice of receiving either $50,000 in cash or a non-qualified option to purchase 50,000 shares of the Company's Common Stock at $4.50 per share, subject to the Company's stockholders approval and the approval of the Company's Preferred Shareholder, Saugatuck Capital Company Limited Partnership III ("Saugatuck"), as required in Saugatuck's Agreement with the Company dated October 29, 1992, as amended. In 1999, the Company's stockholders voted in favor of this option grant, but Saugatuck did not approve the award. In early 2000, Mr. Kirsch elected to receive the $50,000 in cash.

    The incentive bonus granted to Mr. Kirsch for his performance in 1999 was based upon his meeting certain performance objectives set by the Company's Compensation and Option Committee. Mr. Kirsch was eligible, per his employment agreement, to receive up to 125% of his base pay if he met 100% of his objectives. The Compensation and Option Committee of the Board of Directors determined that Mr. Kirsch met 47.5% of his objectives in 1999.
Mr. Kirsch's 1999 total salary and bonus increased 5.5% from 1998 primarily due to an increase in his base salary. Mr. Kirsch's total compensation decreased from 1998 to 1999, as a result of Mr. Kirsch receiving no long-term compensation awards in 1999. The Committee considers the total compensation paid to Mr. Kirsch to be appropriate and consistent with the compensation received by similarly performing CEOs in comparable companies within the information technology industry.

                                          The Compensation and Option Committee
                                          Henry N. Huta
                                          Edward J. Braks

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table discloses compensation received by the persons serving as the Company's Chief Executive Officer and the next two most highly paid executive officers (the "Named Executive Officers") for each of the three years ended December 31, 1999.

                                                                                                LONG TERM
                                                       ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                             ----------------------------------------   --------------------------
                                                                         OTHER ANNUAL    RESTRICTED                   ALL OTHER
                                                             CASH        COMPENSATION       STOCK        OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)   BONUSES($)(1)       ($)        AWARDS ($)(2)   SARS(#)(1)      ($)(3)
---------------------------       --------   ---------   -------------   ------------   -------------   ----------   ------------
Kenneth C. Kirsch (4)...........    1999      177,500       105,390           --                --            --         6,707
  Chairman, President               1998      160,000       110,000           --                --        18,750         4,530
  Chief Executive Officer           1997      160,000       100,000           --                --        18,750         5,027
Donna J. Guido..................    1999      119,167        33,125           --                --            --            --
  Vice President,                   1998      109,167        21,565           --            21,560         7,500            --
  Information Systems               1997       96,417        25,000           --            25,000         7,500            --
Dorothy M. Cipolla (5)..........    1998       85,577        43,250           --                --            --            --
  Chief Financial Officer,          1997       88,026        15,300           --            15,300            --            --
  Treasurer and Secretary           1996       80,987        10,625           --            10,625         4,500            --
Samara H. Navarro (6)...........    1999      127,025            --           --                --        15,000        11,000
  Vice President,                   1998           --            --           --                --            --            --
  Governmental Services             1997           --            --           --                --            --            --

--------------------------

(1) Mr. Kirsch's 1997 compensation has been restated from the prior year proxy statement to reflect the receipt of $50,000 cash instead of the grant of an option to purchase 50,000 shares of the Company's Common Stock, which required the Company's shareholder approval and the approval of the Company's preferred shareholder. In 1999, the Company's shareholders voted in favor of this option grant, but the Company's preferred shareholder did not approve the award.

(2) The restricted stock is subject to forfeiture under certain conditions. Forfeiture provisions lapse gradually over a three-year period. The stock price as reported by the NASDAQ National Market on December 31, 1997 and the NASDAQ SmallCap Market on December 31, 1998, respectively, was used to determine the number of shares issued to each employee.

(3) Amounts listed under All Other Compensation for Mr. Kirsch consist of automobile lease payments and life insurance policy premiums. Dr. Navarro's All Other Compensation consists of a car allowance.

(4) Served as Vice President Sales and Marketing from August 14, 1995 to December 12, 1995. Appointed President on December 12, 1995, Chairman of the Board in January 1996, and Chief Executive Officer in April 1996.

(5) Served as Chief Financial Officer and Treasurer since January 1996, Secretary since February 1996. Ms. Cipolla resigned from her position as Chief Financial Officer, Treasurer and Secretary effective November 23, 1999. On November 29, 1999, James J. Ferry was appointed Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary.

(6) Dr. Navarro joined the Company effective January 27, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on option grants during the year ended December 31, 1999 to the Named Executive Officers.

                                                                                                POTENTIAL REALIZABLE
                                                           INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                                           --------------------------------------------------      ANNUAL RATES OF
                                                                                                     STOCK PRICE
                                                          % OF TOTAL                              APPRECIATION FOR
                                           NUMBER OF       OPTIONS/                                OPTION TERM(2)
                                           SECURITIES       SAR'S        EXERCISE               ---------------------
                                           UNDERLYING     GRANTED TO     PRICE PER        EXPIRATION
                                            OPTIONS      EMPLOYEES IN       PER      --------------------
NAME                                        GRANTED     FISCAL YEAR(1)     SHARE       DATE        5%          10%
-----------------------------------------  ----------   --------------   ---------   --------   ---------   ---------
Samara H. Navarro........................    15,000           33%          $4.13     1/27/09     $38,913     $98,613

------------------------

(1) The Company granted 45,500 options to purchase shares of Common Stock to employees during the year ended December 31, 1999.

(2) The dollar amounts are the result of calculations at assumed rates of appreciation from the exercise price until the expiration date of the options and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    No options were exercised by Named Executive Officers in 1999.

BOARD COMPENSATION

    Non-employee Directors receive $500 per board or committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at meetings. All non-employee Directors also receive a $10,000 annual retainer paid quarterly in arrears. On May 17, 1995, the stockholders approved a non-employee Director stock option plan and amended that plan on May 20, 1998. Pursuant to that plan, each non-employee Director receives an option to purchase 2,500 shares of the Company's Common Stock each January 15(th) with a maximum of 10,000 shares per Director. The option is priced at market on the date of the grant. New Directors receive an option to purchase 2,500 shares of Common Stock on the date of their appointment.

EMPLOYMENT AGREEMENTS

    The Company is party to a three-year employment agreement ("the Agreement") with Mr. Kirsch which expires December 31, 2001. The Agreement provides for
Mr. Kirsch to receive an annual base salary of $177,500 in 1999, $187,500 in 2000, and $202,500 in 2001, an incentive bonus of up to 125% of base salary, based upon Mr. Kirsch meeting certain performance objectives established by the Board, health insurance, disability insurance, a car allowance and term life insurance. If the Company terminates the Agreement for reasons other than cause (e.g., the employee's death or disability, willful misconduct, or fraud, or upon Mr. Kirsch's continued failure to perform his duties as set forth in the Agreement), or if the Company gives Mr. Kirsch cause to resign (e.g., assignment of duties inconsistent with his position, non-payment of salary, moving his place of employment more than 60 miles from Providence, Rhode Island or change of control not approved by the Board of Directors), Mr. Kirsch is entitled to receive severance. The severance Mr. Kirsch may receive is his annual base salary for the duration of the contract plus any incentive bonus earned for the last year that he was employed by the Company. If the Company does not offer Mr. Kirsch a new employment agreement with at least as favorable terms as those contained in the Agreement, he is also entitled to receive severance. The Agreement further provides that Mr. Kirsch may not compete with the Company for a period of one year following the termination of his employment, or longer depending on the nature and timing of the termination.

CERTAIN BUSINESS RELATIONSHIPS

    None.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires the Company's Executive Officers and Directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its Executive Officers, Directors and greater than 10% stockholders were satisfied, except one report was filed late for James J. Ferry, Vice President of Finance and Administration, CFO and Treasurer for one option to purchase the Company's Common Stock, and one report for Dorothy M. Cipolla to record the forfeiture of unvested restricted stock and options upon her resignation.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

    The Company's outstanding voting securities consist of its Common Stock and Convertible Preferred Stock, which vote together as a single class on most matters. The following table sets forth certain information, as of December 31, 1999, concerning beneficial ownership of the Company's voting securities by
(i) each person who is known by the Company to be the beneficial owner of more than 5% of such voting securities, (ii) each director of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the voting securities listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable and the information contained in the footnotes to the table below.

*   Less than one percent

                                                                        SHARES
                                                                         UNDER         TOTAL
                                  CONVERTIBLE PREFERRED               EXERCISABLE      SHARES
                                   STOCK BENEFICIALLY      SHARES       OPTIONS     BENEFICIALLY   PERCENTAGE OF
NAME OF BENEFICIAL OWNER                OWNED (1)         OWNED (1)       (1)        OWNED (1)     VOTING STOCK
------------------------          ---------------------   ---------   -----------   ------------   -------------
Saugatuck Capital Co. Limited            714,286(2)            --           --        178,572           18%
  III...........................
  One Canterbury Green
  Stamford, CT 06901

Ralph A. Cote (3)...............              --               --        7,500          7,500            *
  341 Melrose Court
  Venice, FL 34292

Peter C. Wallace (3)............              --            4,000        5,000          9,000            *
  26 Bel Air Road
  Hingham, MA 02043

Nicholas R. Supron (3)..........              --            7,500        2,500         10,000            1%
  20 Fore Royal Court
  Jamestown, RI 02835

Kenneth C. Kirsch (4) (5).......              --           33,135       56,250         89,385            9%

Donna J. Guido (4) (5)..........              --           14,850       12,625         27,475            3%

James J. Ferry (4) (5)..........              --               --           --             --            *

Samara H. Navarro (4) (5).......              --                         3,750          3,750            *

Executive Officers and Directors
  Group (7 persons).............              --           59,485       87,625        147,110           14%

------------------------

(1) Includes shares issuable upon the exercise of options that were exercisable as of December 31, 1999 or became exercisable within 60 days of that date. Four shares of the Convertible Preferred Stock converts into one share of Common Stock.

(2) Constitutes 100% of the issued and outstanding Convertible Preferred Stock.

(3) Messrs. Cote, Wallace and Supron resigned from the Board on March 14, 2000. This table does not include Mr. Henry N. Huta who was elected to the Board on March 15, 2000, Mr. Edward J.

    Braks who joined the Board on March 23, 2000, or Messrs. Owen S. Crihfield and Thomas J. Berardino who joined the Board on March 30, 2000.

(4) The business address of Mr. Kirsch, Ms. Guido, Mr. Ferry and Dr. Navarro is 475 Kilvert Street, Warwick, Rhode Island 02886.

(5) These shares are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person individually and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. It excludes shares issuable upon the exercise of stock options that are not currently vested but will vest over a three-year period through 2001. The excluded shares are as follows: Mr. Kirsch--6,250, Ms. Guido--7,500, Mr. Ferry--6,000 and
    Dr. Navarro--11,250.

                   BACKGROUND OF OFFICERS OTHER THAN NOMINEES

    JAMES J. FERRY, Vice President of Finance and Administration, Chief Financial Officer and Treasurer. Mr. Ferry, 45, is responsible for all corporate financial activities as well as human resources and administration. Mr. Ferry has over 20 years of financial management experience. He worked at Invensys Thermal Systems, a global leader in the thermal systems industry selling under the Elmwood Sensors and Fenwal Electronics brand names, where he held the position of Vice President of Finance and Administration. Mr. Ferry previously held the position of Chief Financial Officer of Fenwal Electronics.

    SAMARA H. NAVARRO, DBA, Vice President, Governmental Services. Dr. Navarro, 43, joined the Company in January 1999. She was most recently Deputy Secretary, Department of Children and Families, State of Florida, a position she held for three years. Earlier, she was Inspector General, Department of Children and Families, State of Florida and Inspector General, Department of Banking and Finance, State of Florida. Dr. Navarro had also been a consultant with Deloitte & Touche LLP.

                               PERFORMANCE GRAPH

    The following graph demonstrates the cumulative total return to stockholders of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market (US) and the NASDAQ Computer and Data Processing Services Stocks Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                               12/31/94   12/31/95   12/30/96   12/29/97   12/31/98   12/31/99
                                               --------   --------   --------   --------   --------   --------
Network Six, Inc.............................  $100.00    $ 29.76    $  1.93    $  6.85    $  9.08    $  8.04
Nasdaq Total Return Index for Nasdaq Computer
  & Data Processing Services Stocks..........  $100.00    $152.28    $187.95    $230.90    $412.23    $871.27
Index values for Nasdaq Stock Market (US)....  $100.00    $141.33    $173.89    $213.07    $300.25    $542.43

                                   PROPOSAL 2
                     TO AMEND THE ARTICLES OF INCORPORATION

    The second proposal for stockholder consideration would give the Company's Board of Directors authority to change the Company's name and to amend Article First of its articles of Incorporation accordingly. The Company's name can only be changed by affirmative vote of a majority of the Company's stock entitled to vote under the Company's present Articles of Incorporation. The Board of Directors and Company management is considering changing the Company's name to reflect better the Company's developing focus on e-commerce. The marketplace for services provided by the Company is changing rapidly. The Board of Directors, therefore, believes that it should have the flexibility in the exercise of its discretion to change the Company's name to coincide with the development of the Company's business strategy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME IN THE DISCRETION OF THE BOARD OF DIRECTORS.

                         STOCKHOLDER PROPOSALS FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS

    Any stockholder who wishes to present a proposal for consideration at the Company's Annual Meeting of Stockholders to be held in 2001 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the Company's 2000 Annual Meeting, the stockholder must submit such proposal in writing to the Company so that it is received not later than December 21, 2000. Such proposals should be addressed to: Secretary, Network Six, Inc., 475 Kilvert Street, Warwick, Rhode Island, 02886.

                                 OTHER MATTERS

    The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such other matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such other matters and with respect to matters incident to the conduct of the Meeting.

    A copy of the Company's 1999 Annual Report to Stockholders is being mailed with this Proxy Statement. Additional copies of the Annual Report and the Notice of Annual Meeting of Stockholders, Proxy Statement and accompanying proxy may be obtained from the Company.

    A list of stockholders of record entitled to be present and vote at the Meeting will be available at the offices of the Company, 475 Kilvert Street, Warwick, Rhode Island 02886, for inspection by the stockholders during regular business hours from April 14, 2000 to the date of the Meeting and will be available during the Meeting for inspection by stockholders who are present.

    In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the proxy will not prevent your attending the Meeting and voting in person, should you so desire.

                                                               By Order of the Board of Directors,

                                                            -----------------------------------------
                                                            Kenneth C. Kirsch
                                                            Chairman, President and Chief Executive
                                                            Officer

April 14, 2000